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                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934



Date of Report (Date of earliest event
  reported):  July 11, 1997



                               Riverwood Holding, Inc.
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                (Exact name of registrant as specified in its charter)



    Delaware                         1-11113                     58-2205241
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  (State of                 (Commission File Number)            (IRS Employer
 Incorporation)                                             Identification No.)




                             1013 Centre Road, Suite 350
                             Wilmington, Delaware  19805
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                       (Address of principal executive offices)


                       c/o Riverwood International Corporation
                                    (770) 644-3000
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                           (Registrant's telephone number)


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ITEM 5.  OTHER EVENTS.


    Riverwood International Corporation, an indirect subsidiary of the registrant, is making an offering of $250 million principal amount of Senior Notes due 2007, bearing interest at a rate to be determined, and guaranteed by the registrant and its direct subsidiary RIC Holding, Inc. The offering is expected to close in late July, and is conditioned on the effectiveness of certain amendments to Riverwood's senior secured credit agreement. The net proceeds of this offering are expected to be applied to prepay certain revolving credit borrowings under such credit agreement (without any commitment reduction), and to refinance certain tranche A term loan and other borrowings thereunder. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        RIVERWOOD HOLDING, INC.


Date: July 11, 1997               By: /s/ Bill H. Chastain
                                      -----------------------------
                                      Bill H. Chastain
                                      Secretary







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